UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K /A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2014

PULSE EVOLUTION CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-190431	47-1336692
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

10521 SW Village Center Drive, Suite 201, Port St. Lucie, FL	34987
(Address of principal executive offices)	(Zip Code)

(772) 545-4200

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On October 10, 2014 Pulse Evolution Corporation (the “Company”) filed a Current Report on Form 8-K (the “Form 8-K”) in connection with a partner agreement it entered into with The Estate of Marilyn Monroe LLC (the “Monroe Estate”). The partner agreement that was filed as Exhibit 10.1 to the Form 8-K omitted and redacted portions of the agreement and the Company separately filed with the Securities and Exchange Commission a request for confidential treatment for those redacted portions. The Company is amending the Form 8-K to provide additional disclosure in response to comments we received from the SEC on the Company’s request for confidential treatment. This Amendment No. 1 speaks as of the original filing date of the Form 8-K except as specifically noted herein, does not reflect events that may have occurred subsequent to the original filing date, and does not modify or update in any way disclosures made in the Form 8-K.

Item 1.01 Entry into a Material Definitive Agreement.

Marilyn Monroe Visual Rights Partner Agreement

Under the terms of the October 6, 2014 Partner Agreement , as amended on April 1, 2015 (the “Partner Agreement”) we entered into with The Estate of Marilyn Monroe LLC (the “Monroe Estate”), we agreed to develop for the Monroe Estate entertainment projects (the “Project” or “Projects”) to utilize a realistic computer-generated image of Marilyn Monroe (“Virtual Marilyn”). The likeness will be used to create entertainment and branding revenue opportunities for us, generated from holographic performances in live shows and commercials. The Monroe Estate holds the likeness, appearance, and publicity rights of Marilyn Monroe (“Monroe IP Rights”). Under the terms of the Partner Agreement, the Monroe Estate has granted us exclusive rights to develop Projects for a limited period of time. We have agreed to create and make presentations to third parties (the “Target” or “Targets”) regarding the commercial and live use of the Projects including rights to enter into development agreements with Targets for the development of the Projects.

Under the terms of the Partner Agreement, the Monroe Estate has granted us a limited and nonexclusive worldwide license to the Monroe IP Rights, to use, copy, modify, and create the Projects (the “Company License Rights”) until December 31, 2019 subject to renewal for a period of five years provided that we are not in breach of the agreement and we achieve certain minimum net revenues. We will retain ownership over the technology, materials, and media used in the performance of the Projects, which is separable from the Monroe IP Rights (“Company Materials”). The Monroe Estate may use the Company Materials on a perpetual, irrevocable, assignable, sub-licensable worldwide basis if the Monroe Estate pays us certain royalties. The Monroe Estate has the right to approve all elements of the Virtual Marilyn Projects we develop including any advertising elements which we are required to submit to them for approval.

We agreed to pay an upfront launch fee to the Monroe Estate which we paid by issuing an aggregate of 3,800,000 shares of our unregistered common stock (the “ Equity Launch Fee Shares ”) which is subject to certain guarantees and rights and the Monroe Estate agreed to pay us a portion of revenues derived from Virtual Marilyn Projects we secure. We also agreed to pay the Monroe Estate a royalty based on certain services we may provide in the future to third parties which utilize the Monroe IP Rights. In addition, we agreed to file, and cause to become effective, a registration statement with the Securities Exchange Commission, such that the Equity Launch Fee Shares will be registered and freely tradable no later than July 1, 2015. The Monroe Estate is also entitled to anti-dilution protection, calculated on a weighted average basis, reflective of the imputed value of the shares of our common stock at $0.35 per share. In the event we do not register the Equity Launch Shares by July 1, 2015, the Monroe Estate has the right to exchange the Equity Launch Fee Shares for a cash payment of $1,350,000 by us, such exchange right continuing for the benefit of ABG through December 31, 2015.

The Partner Agreement will be automatically terminated if we breach the same provision of the Partner Agreement twice, however, the Monroe Estate will still be entitled to certain royalties. After the first breach by us, the Monroe Estate must give us written notice of the breach. Further, the Monroe Estate has the right to suspend its performance under and/or terminate the Partner Agreement if we (i) fail to make a required payment to the Monroe Estate (subject to a 5 business day cure period), (ii) breach the Partner Agreement (subject to a 15 business day cure period), (iii) commit an act of gross negligence or wanton misconduct (subject to a 10 business day cure period), (iv) file a bankruptcy petition or such petition is filed against us, (v) fail to generate the minimum net revenue in any Contract Year. We have the right to suspend our performance under and/or terminate the Partner Agreement if the Monroe Estate breaches the Partner Agreement, subject to a cure period of 30 business days, after the Monroe Estate receives written notice from us.

The Partner Agreement contains general provisions dealing with confidentiality, insurance, indemnity, quality standards of the Projects, and dispute resolution.

The foregoing description of the Partner Agreement is qualified in its entirety by reference to such Partner Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item. The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) of the Securities Act because, among other things, the transaction did not involve a public offering, the Monroe Estate is an accredited investor, it did not acquire the Common Stock for investment or for resale, and the Company took appropriate measures to restrict the transfer of the Common Stock.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

10.1	Partner Agreement between The Estate of Marilyn Monroe LLC and Pulse Evolution Corporation effective as of October 1 , 2014.*

10.2	Amendment No. 1 Partner Agreement between The Estate of Marilyn Monroe LLC and Pulse Evolution Corporation dated as of April 1, 2015.

*Portions of this agreement have been omitted and redacted and separately filed with the Securities and Exchange Commission with a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PULSE EVOLUTION CORPORATION

Date: April 24, 2015	By:	/S/ Frank Patterson
Frank Patterson, Chief Executive Officer